Filed Pursuant to Rule 424(b)(5)

Registration No. 333-256930

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.001 par value per share	12,430,345	$65.68	$816,425,059.60	$75,682.60

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our common stock on the Nasdaq Capital Market on January 5, 2022.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 1, 2019)

12,430,345 Shares

Common Stock

This is a public offering of shares of common stock of Celsius Holdings, Inc.

This prospectus supplement and accompanying prospectus relate to the proposed resale from time to time of up to an aggregate of 12,430,345 shares of common stock of Celsius Holdings, Inc. (the “Company,” “we” or “us”) by the selling shareholders named in this prospectus in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of our common stock offered by the selling shareholders. The shares being sold were acquired by the selling shareholders from the Company in various private placement transactions completed between 2015 and 2020 pursuant to an exemption from registration afforded by Rule 506(b) under the Securities Act.

The selling shareholders may offer and sell shares of our common stock, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these shares of common stock. Our registration of the securities covered by this prospectus does not mean that the selling shareholders will offer or sell any shares of our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CELH.” On January 6, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $61.52 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 3 of the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state or provincial securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 7, 2022.

Prospectus Supplement

Prospectus

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You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. This prospectus supplement has been prepared by us based on information we have obtained from sources we believe to be reliable. Summaries of documents contained in this prospectus supplement may not be complete and are qualified in their entirety by reference to such documents. Neither we nor the selling stockholders represent that the information herein is complete and neither we nor the selling stockholders have authorized anyone to provide you with information or make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompany prospectus. If anyone provides you with different or inconsistent information or representations, you should not rely on it. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. In making an investment decision, you must rely on your own examination of such documents, our business and the terms of the offering, including the merits and risks involved. You should consult your own counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of an investment in the common stock. Information in this prospectus supplement is not investment, legal, tax or business advice. This offering is being made on the basis of this prospectus supplement. Any decision to purchase securities in this offering must be based on the information contained in this prospectus supplement and the accompanying prospectus, including information incorporated by reference herein and therein. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus and any related free writing prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus supplement does not constitute, and will not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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About this prospectus supplement

As used in this prospectus supplement and the accompanying prospectus, the terms “Celsius,” “the Company,” “we,” “us” and “our” refer to Celsius Holdings, Inc., and its subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference herein and therein, you should rely on the information contained in the document that was filed later. Furthermore, if the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

This prospectus supplement contains statistical data, estimates, and forecasts that are based on independent industry publications or reports or other publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations, is subject to risks and uncertainties, and is subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the three months ended September 30, 2021, which are incorporated by reference herein. These and other factors could cause results to differ materially from those expressed or implied in the estimates and forecasts made by the independent parties and by us.

We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus supplement are without the® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

Forward looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, contain statements that are based on the current expectations of our Company and management about future events within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Our forward-looking statements may include, but are not limited to, statements about:

●	our expectations relating to expansion into additional geographic markets and product lines;

●	our expectations relating to revenue, operating costs and profitability;

●	our expectations regarding our strategy and investments;

●	our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage;

●	our expectations regarding supply chains and distribution networks;

●	the impact of future and existing food and drug laws and regulations on our business;

●	our expectations regarding cost and availability of materials and ingredients;

●	our expectations regarding our future growth prospects and our ability manage our growth and hire capable personnel to support our growth;

●	the potential ongoing impact of the COVID-19 pandemic on us directly, or on our distributors or suppliers;

●	expected competition from the functional energy drink and supplement industries and other sources;

●	our expectations relating to marketing and advertising expense;

●	the timing of our receipt and recognition of revenues and other payments;

●	our expectations about our trademarks and trade secrets;

●	our expectations relating to macroeconomic conditions;

●	our critical accounting policies and related estimates or changes in accounting practices;

●	liquidity and capital needs;

●	political, legislative, regulatory and legal challenges;

●	the merits or potential impact of any lawsuits filed against us or disputes we may be party to; and

●	other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to: our ability to successfully make and integrate acquisitions; the impact on our operations of public health crises, including of the current coronavirus outbreak; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.

The words “anticipate,” “assume,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “hope,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “project,” “seek,” “should,” “target,” or the negatives and variations of such words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not unduly rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. You are advised to consult any additional disclosures we have made or will make in reports to the SEC on Forms 10-K, 10-Q and 8-K.

Prospectus supplement summary

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section in this prospectus supplement and the accompanying base prospectus, as well as the financial statements and the other information incorporated by reference herein before making an investment decision.

OVERVIEW

Celsius is a fast-growing company in the functional energy drink and supplement categories in the United States and internationally. We engage in the development, marketing, sale, and distribution of functional calorie-burning supplements. We believe that we provide differentiated products that offer clinically proven and innovative formulas meant to improve the health and wellness of our consumers. Our brand is attractive to a broad range of consumers, including fitness enthusiasts and others simply looking for delicious and healthy alternatives of clean energy. This has helped drive our strong results, including a compound annual growth rate in our revenue of approximately 50% between 2015 and 2020, from $17.2 million to $130.7 million.

We operate in the energy drink market, a fast-growing category in the food and beverage industry, in which we have captured increasing market share through our core offerings of pre- and post-workout functional energy drinks and, more recently, protein bars. Our functional energy drinks are backed by science and clinically proven to deliver health benefits by six self-funded studies published in various health and trade journals, including the Journal of the International Society of Sports Nutrition, the Journal of the American College of Nutrition, and the Journal of Strength and Conditioning Research. These studies have concluded that a single serving of Celsius burns 100-140 calories by increasing a consumer’s resting metabolism by an average of 12%, while providing sustained energy for up to three hours.

Our flagship asset, Celsius Originals, is a fitness supplement drink which accelerates metabolism and burns calories and body fat while providing energy. This product line comes in two versions, a ready-to-drink supplement and an on-the-go powder. We also offer a Celsius Heat and a Branch Chain Amino Acids line, catered to both pre- and post-workout consumer needs. As of December 31, 2021, our products were offered in approximately 92,000 retail locations in the United States, with a growing presence in the European and Asia-Pacific regions. We enjoy strong distribution across major retail channels in the United States, including conventional grocery, natural, convenience, fitness, mass market, vitamin specialty and e-commerce channels.

An integral part of our value proposition is our focus on the functional energy drink and supplement categories and ensuring our products have clear and proven benefits. This is why we have invested in research and development from the start of our business and utilize our proprietary MetaPlus formulation in our portfolio, a blend of ginger root, guarana seed extract, chromium, vitamins and green tea extract with a specific ratio of epigallocatechin gallate. We have eliminated the use of artificial preservatives that is common within the market and replaced them with MetaPlus, which helps the body initiate thermogenesis, a process that boosts metabolic rate. This allows us to provide everyday healthy refreshment to our consumers while still providing the energy boost needed for daily tasks.

We continue to generate strong sales growth. Revenues increased from $36.2 million in 2017 to $52.6 million in 2018, to $75.1 million in 2019, to $130.7 million in 2020. This represents a 54% compound annual growth rate (CAGR) for the period from 2017 to 2020. We generated $94.9 million in revenues for the three months ended September 30, 2020. While we generated net losses of $8.2 million and $11.2 million in 2017 and 2018, respectively, we generated net income of $10.0 million in 2019, $8.5 million in 2020 and $2.7 million for the three months ended September 30, 2021.

OUR PRODUCTS

Celsius calorie-burning products were first introduced to the marketplace in 2005.

Our original Celsius product line is currently offered in eleven flavors: Orange, Wild Berry, Cola, Grape, Kiwi-Guava, Watermelon, Green Tea Raspberry/Acai, Green Tea/Peach Mango, Fuji Apple Pear, Strawberry Guava, and Peach Vibe. Celsius is packaged in a distinctive 12 ounce sleek can that uses vivid colors in abstract patterns to create a strong on-shelf impact. The cans are sold as singles or in four-packs. We have recently redesigned our packaging to provide a cleaner, crisper and more modern look. In addition to being sugar free, our original ready-to-drink product line is non-genetically modified organism (GMO), kosher and vegan certified, and soy and gluten free.

We also sell a powdered form of the active ingredients in our liquid supplements in individual On-the-Go packets as well as multiple serving canisters.

In 2018, Celsius introduced its first product line extension focused on broadening our reach into the natural products channel. The natural line extension is available in refreshing flavors: three sparkling (grapefruit, cucumber lime, orange pomegranate) and three non-carbonated (pineapple coconut, watermelon berry and strawberries & cream). The natural line extension boasts a clean ingredient panel featuring 100% natural caffeine-from-green-coffee bean extract, and an all-natural sweetener. Like the original Celsius products, our new natural ready-to-drink supplements are non-GMO, kosher and vegan certified and soy and gluten free.

During 2018, we also introduced the second line in our product portfolio, trainer’s grade Celsius Heat. Celsius Heat is also a dietary supplement that uses the same proprietary thermogenic MetaPlus formula as Celsius, which is proven to accelerate metabolism, boost energy and accelerate calorie and fat burn when combined with exercise. Celsius Heat, which is packed with 2,000mg of L-citrulline and 300mg of caffeine, comes in seven carbonated flavors: Apple Jack’d, Orangesicle, Inferno Punch, Cherry Lime, Blueberry Pomegranate, Strawberry Dragonfruit, and Tangerine Grapefruit.

Rounding out our product portfolio are the offerings by our subsidiary, Func Food Group Oyj (Func Food), a Finland-based wellness company that markets and distributes drinks, protein bars, supplements and superfoods in Finland, Sweden, and Norway. Celsius has had a distribution arrangement with Func Food since 2016, when Func Food commenced distribution of our products in Sweden. Func Food subsequently expanded distribution of our products to Finland in 2016 and Norway in 2018. In addition to Celsius’ products, Func Food also distributes products under the brands FAST, FitFarm and CocoVi. The FAST, FitFarm and CocoVi brands and associated products are owned by Func Food. FAST products is a prominent player in the Finland market and has begun distribution into the Swedish market. FitFarm and CocoVi are well-established brands of superfoods and other supplements in the Nordic countries. We completed a financial restructuring and acquisition of Func Food in 2019, allowing us to gain stronger access to distributors and customers in the European nutrition market and expand our portfolio of products.

INDUSTRY OVERVIEW

We operate in the large and growing energy drink industry. We believe consumers have an increasing focus on health and wellness, with the ultimate goal of living healthier lives, which has led to consumers eating and drinking more healthily. They are demanding healthier and more functional supplements with better ingredients and functional benefits. We also believe that health and wellness trends have only strengthened since the onset of the COVID-19 global pandemic, with an increasingly large focus on at-home fitness and an emphasis on healthier living. We believe the market has the potential to expand even further as changes in lifestyles, work practice and globalization have made consumer’s lives increasingly busy, and consumers have increasingly turned to refreshing and healthy energy drinks to keep the mind and body alert. We also believe that functional supplements have the potential to capture consumers from the global coffee market, as functional energy drinks continue to gain mainstream traction. Additionally, we believe that there is a significant international market opportunity for our products.

OUR STRENGTHS

We believe that the following strengths position us to generate significant growth and capture more consumers in the healthy functional energy drinks category.

Disruptive, Proven & Proprietary Functional Supplement. We believe our products differentiate themselves by bringing a functional and healthier component to the energy drink market. We believe we are disrupting the industry by providing a combination of energy and functionality in a single product boosted by the healthiness of underlying ingredients. We invested heavily early on in our products’ life-cycles to ensure that we provided consumers with products clinically proven to burn calories, reduce fat, and increase metabolism. The Ohio Research Group of Exercise Science & Sports Nutrition and the University of Oklahoma have published a total of six clinical studies in well-respected journals including the Journal of the International Society of Sports Nutrition, the Journal of the American College of Nutrition, and the Journal of Strength and Conditioning Research substantiating these facts. A 10-week clinical study published in the Journal of the International Society of Sports Nutrition showed that groups of sedentary men and women who drank a Celsius per day experienced 93% greater fat loss than those who didn’t, broadening our appeal beyond just those who regularly work out. The clinical studies have confirmed that Celsius burns calories, reduces fat, and increases metabolism approximately over a three-hour period. As such, we believe we are a premium product in the healthy functional energy drinks category.

Innovative and Expanding Portfolio Capitalizing on Health & Wellness Trends. We believe our brand is well-positioned to capitalize on growing consumer interest in healthy, functional and convenient energy drinks. With an increasing focus on health and wellness, consumers have increasingly explored the market for alternatives to the artificial and sugary soft drinks prevalent today. Celsius’ goal is to fill a void in the market with our differentiated products distributed across all major channels to reach a growing and passionate customer base. We began with our flagship line Celsius Originals, an energy drink for everyday life for those looking for refreshment, a boost of energy, or an extra push before a workout. We also added our Sweetened with Stevia line, as well as our On-the-Go packets, so our consumers could continue enjoying Celsius at more times in more places. Our Celsius Heat and BCAA lines are designed to satisfy our consumer base looking for more serious pre- and post-workout products and provide further diversification of our product offerings.

Capturing Consumers Where They Shop. We distribute our products through major retailers in grocery, convenience, fitness, mass market, vitamin and specialty drug, the military, vending, natural, and e-commerce channels. Each channel has a specific placement strategy, with products sold at ambient and cold temperature states, as well as in multi-packs in their respective channels. We continue to gain shelf space, improve store execution, and increase velocity rates, as our U.S. door count grew from approximately 82,000 in the fourth quarter of 2020 to approximately 92,000 locations in the first quarter of 2021.

Historical Growth Track Record. Our revenue has been growing at a compound annual growth rate of approximately 50.2% from 2015 through the year ended December 31, 2020. We have delivered quarterly revenue growth during the year ended December 31, 2020 compared to corresponding periods in 2019. Most recently in the third quarter of 2021, revenue was $94.9 million, an increase of 158.0% from revenue of $36.8 million in the third quarter of 2020. Our strong financial performance has resulted in growth in market capitalization and led to our inclusion in the S&P Small Cap 600, effective January 7, 2021.

OUR GROWTH STRATEGY

Increase Brand Awareness and Accelerate Global Growth in Key International Markets. We have increased our marketing efforts to significantly enhance Celsius position among other healthy, functional alternative to conventional energy drinks, appealing to a broad consumer demographic. We have recently added over 50 new team members to support our national network and marketing initiatives to drive channel expansion as well as educate and support our partners. Coupled with strategic acquisitions and partnerships, this has allowed our brand to expand both domestically as well as internationally in key markets with large market opportunities. Our Func Foods acquisition has opened a distribution channel into many parts of Europe, all while bringing an entirely new product offering with the innovative FAST Bar business. As a result, we believe that we are the top-selling fitness drink brand in Sweden, and are positioned to expand within other Nordic regions. Our nationwide distribution agreement with Qifeng Food Technology Ltd. in China has positioned us to gain awareness in an APAC region and represents another exciting opportunity for future growth.

Drive Sales Performance In Existing and New Channels. We continue to focus on expanding our direct-store delivery (DSD) network and relationships. We believe we are at an inflection point, and that developing a national DSD platform will position us to increase our growth rate. We recently secured additional distribution partners in the Anheuser-Busch, Miller Coors, Keurig Dr. Pepper, and Pepsico networks, further expanding availability of our products. Our distribution network now includes over 180 regional DSD partner distribution centers covering approximately 85% of major metropolitan markets in the U.S. Our e-commerce sales, specifically through Amazon, represent another key medium of strengthening performance and future growth opportunities. We also continue to increase shelf space and penetration in the convenience channel, a major point of purchase within the energy category.

Innovation to Continually Excite our Loyal Consumer Base. Our product innovation has enabled us to build a diverse customer base. Our introduction of new flavors and additional Sweetened with Stevia product lines helped us in expanding the traditional age bracket for energy drinks and attracting a 50% female demographic. With an ever-increasing focus on health and wellness, we believe our customer base is loyal and regularly consumes Celsius products as part of their lifestyle. We plan to continue developing delicious and innovative new products to further grow our customer base. We have also experienced success from innovation in our FAST product portfolio through the launch of a Blueberry Frost energy bar in Sweden and a Positive Energy bar in Finland that has quickly become one of the most preferred bars in the country. We plan to continue to build on this success through further innovation as we expand our customer base in international markets.

Premium Brand Positioning Through Marketing Initiatives. We continue to engage with new and existing customers where they live, work and play helping us build meaningful and emotional connections through robust integrated marketing programs. We have a number of marketing initiatives underway and have continuously engaged with our consumers despite challenges imposed by the COVID-19 pandemic. We increased brand visibility through sponsoring targeted in-person and virtual events. For instance, we supported our first responders by widely distributing our products to nurses, doctors and COVID testing sites during the ongoing COVID-19 pandemic and to firefighters during the California wildfires in 2020. We also activated our “Sweat With Celsius” Instagram live workouts and continue to build our brand ambassador and influencer programs and reach consumers in a more meaningful way. We believe that our marketing initiatives will continue to increase brand awareness and drive further growth in the business.

Increase Velocity through Strategic Cooler and Shelf Placement. We recently began our rollout of Celsius branded coolers to display our products in stores, and have been making steady progress towards our goal in penetrating key accounts to date. We plan to continue the rollout through 2021 and beyond, with our first phase consisting of approximately 1,000 total coolers to support our DSD partners and key accounts. Initial data on the branded coolers is promising, with some stores reporting significant increases in sales velocity. With a short payback period, we expect to see significant return on the investment to install these coolers.

Cost Savings Initiatives and Improving Run Rate Margins. We intend to focus on improving our profit margins as we further increase our revenues and leverage our fixed costs. We also have a number of initiatives to improve margins in the long-term. We have added two warehouses to help us optimize co-packer freight costs. We have put in place initiatives to optimize manufacturing run times at our co-packer facilities and also plan to reduce freight costs through full load shipments of products. We recently entered into a contract with a new dedicated co-packer in North Carolina, bringing our total U.S. co-packer footprint to eight active locations.

Strategic Investments. We are continuously exploring opportunities for strategic investments to grow our business. In addition to our branded cooler program, we have invested in resources and reporting software to track inventory with our DSD partners in specific geographic locations to reduce or mitigate the possibility of stock outs. We will continue to seek similar opportunities for strategic investments in order to drive growth and efficient operations.

SUMMARY OF PRINCIPAL RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider these risks before investing in our common stock, including the risks relating to our business and industry described under “Risk Factors” elsewhere in this prospectus. Such risks may offset our strengths or have a negative effect on our growth strategy, which could cause a decline in the price of our common stock and result in a loss of all or a portion of your investment. In particular, the principal factors and uncertainties that make investing in our common stock risky include:

●	The COVID-19 pandemic, and newly emerging variants of COVID-19, have had, and we expect will continue to have, certain impacts on our business and operations, and such impacts may have a material adverse or other effect on our business and results of operations.

●	We rely on third party co-packers to manufacture our products. If we are unable to maintain good relationships with our co-packers and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

●	We rely on distributors to distribute our products in the Direct Store Delivery sales channel and in international markets. If we are unable to secure such distributors and/or we are unable to maintain good relationships with our existing distributors, our business could suffer.

●	Our customers are material to our success. If we are unable to maintain good relationships with our existing customers, our business could suffer.

●	Increases in costs or shortages of raw materials, increases in co-packing costs and challenges in our distribution efforts could adversely impact our business.

●	We are subject to significant competition in the functional energy drink and supplement industries.

●	Our inability to innovate successfully and to provide new cutting-edge products could adversely affect our business and financial results.

●	Changes in consumer product and shopping preferences may reduce demand for some of our products.

●	We derive virtually all of our revenues from functional energy drinks and supplements, and competitive pressure in the functional energy drink and supplement category could adversely affect our business and operating results.

●	We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success and significant marketing and advertising could be needed to achieve and sustain brand recognition.

●	Product safety and quality concerns, or other negative publicity (whether or not warranted) could damage our brand image and corporate reputation and may cause our business to suffer.

CORPORATE INFORMATION

We were incorporated in the State of Nevada in April 2005. Our principal executive offices are located at 2424 North Federal Highway, Suite 208, Boca Raton, Florida 33431, and our telephone number is (561) 276-2239. Our website is www.celsiusholdingsinc.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

Celsius® and MetaPlus® are registered trademarks of the Company in the United States. This prospectus supplement and the documents incorporated by reference herein also include other registered and unregistered trademarks of the Company.

The offering

This prospectus relates to the resale from time to time by the selling shareholders named in this prospectus of shares of our common stock, par value $0.001 per share. No shares are being offered for sale by the Company.

Common stock to be offered by the selling stockholders	12,430,345 shares of common stock held by the selling stockholders named in this prospectus

Common stock outstanding as of January 6, 2022	74,900,595 shares of common stock

Terms of the Offering	The selling stockholders will determine when and how they will sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of common stock offered by the selling shareholders under this prospectus.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” on page S-10 in this prospectus supplement, the accompanying base prospectus our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as well as the other information set forth in or incorporated by reference into this prospectus supplement, for a discussion of factors you should carefully consider before investing in our common stock.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “CELH.”

Risk factors

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference, you should carefully consider the risks discussed below and in Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our most recent Quarterly Report on Form 10-Q for the three months ended September 30, 2021 may not be the only risks we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or not believed by us to be material could also impact us.

RISK FACTORS RELATING TO OUR BUSINESS

The COVID-19 pandemic, and newly emerging variants of COVID-19, have had, and we expect will continue to have, certain impacts on our business and operations, and such impacts may have a material adverse or other effect on our business and results of operations.

The current COVID-19 pandemic has presented, and continues to present, a substantial public health and economic challenge around the world and is affecting our employees, communities and business operations, as well as the global economy and financial markets. Additionally, new variants of the COVID-19 virus have emerged in various parts of the world, and it is not yet clear what public health and economic impacts they will have. The human and economic consequences of the COVID-19 pandemic as well as the measures taken or that may be taken in the future by governments, businesses (including us and our suppliers, bottlers/distributors, co-packers and other service providers) and the public at large to limit the COVID-19 pandemic, have impacted and may directly and indirectly impact our business and results of operations, including, without limitation, in the following ways:

●	While some of the restrictions imposed as a result of the initial COVID-19 outbreak have been lifted or eased in many jurisdictions as the rates of COVID-19 infections have decreased or stabilized, resurgence of the COVID-19 pandemic and the emergence of COVID-19 variants in some markets have slowed or reversed the reopening process, and markets are moving through varying stages of restrictions and re-opening at different times. For instance, we have seen the COVID-19 pandemic come under control in certain countries, while in others, continue to rise. As a result, a number of countries, particularly in EMEA, could be subject to additional lockdowns and/or other restrictions, which could further impact consumer demand. If the COVID-19 pandemic and related unfavorable economic conditions continue, the negative impact on our sales, including our new product innovation launches, could be prolonged and may become more severe.

●	Deteriorating or stagnant economic conditions and continued financial uncertainties in many of our major markets due to the COVID-19 pandemic, such as increased and prolonged unemployment, decreases in per capita income and the level of disposable income, declines in consumer confidence, or economic slowdowns or recessions, could affect consumer purchasing power and consumers’ ability to purchase our products, thereby reducing demand for our products. In addition, public concern among consumers regarding the risk of contracting COVID-19 may also reduce demand for our products.

●	The closures of, and continued restrictions affecting, on-premise retailers, including fitness centers and gyms, and other establishments that sell our products as a result of the COVID-19 pandemic have adversely impacted and may continue to adversely impact our sales and results of operations.

●	Our advertising, marketing, promotional, sponsorship and endorsement activities have been, and will continue to be, disrupted by reduced opportunities for such activities due to measures taken to limit the spread of the COVID-19 pandemic and the cancellations of or reduced capacity at sporting events, concerts and other events may result in decreased demand for our products. Our product sampling programs, which are part of our strategy to develop brand awareness, have been, and will continue to be, disrupted by the COVID-19 pandemic. If we are unable to successfully adapt to the changing landscape of advertising, marketing, promotional, sponsorship and endorsement opportunities created by the COVID-19 pandemic, our sales, market share, volume growth and overall financial results could be negatively affected.

●	Our innovation activities, including our ability to introduce new products in certain markets, have been delayed and/or adversely impacted by the COVID-19 pandemic. If such innovation activities are disrupted and we continue to delay the launch of new products and/or we are unable to secure sufficient distribution levels for such new products, our business and results of operations could be adversely affected.

●	Some of our suppliers, bottlers/co-packers and distributors have experienced or may experience plant closures, production slowdowns and disruptions in operations, and increased labor costs which they may attempt to pass through to us, as a result of the impact of the COVID-19 pandemic. This could result in a disruption to our operations, including through potential write-downs or bad-debt expenses.

●	The COVID-19 pandemic has adversely impacted logistics and could result in delays in our receipt of certain raw materials as a result of shipping delays due to, among other things, additional safety requirements imposed by port authorities, closures of, or congestion at ports, reduced availability of commercial transportation, border restrictions and capacity constraints.

●	As with certain other industries, the functional energy drink and supplement industries have experienced some shortages of aluminum cans. We have been able to secure adequate supply and have not experienced significant adverse effects on our business and operations from such shortage, but higher prices have impacted our margins. We are unable to accurately predict how this might evolve prospectively.

●	Actions we have taken or may take, or decisions we have made or may make, as a consequence of the COVID-19 pandemic may result in negative publicity and the Company becoming a party to litigation claims and/or legal proceedings, which could consume significant financial and managerial resources, result in decreased demand for our products and injury to our reputation.

●	The resumption of normal business operations after the disruptions caused by the COVID-19 pandemic may be delayed or constrained by the COVID-19 pandemic’s lingering effects on our suppliers, bottlers/distributors, co-packers, contractors, business partners and/or other service providers.

Any of the negative impacts of the COVID-19 pandemic, including those described above, alone or in combination with others, may have a material adverse effect on our business, reputation, operating results and/or financial condition and could exacerbate many of the risk factors discussed herein, any of which could materially affect our business, reputation, operating results and/or financial condition.

We rely on third party co-packers to manufacture our products. If we are unable to maintain good relationships with our co-packers and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

We do not directly manufacture our products, but instead outsource such manufacturing to established third party co-packers. These third-party co-packers may not be able to fulfill our demand as it arises, could begin to charge rates that make using their services cost inefficient or may simply not be able to or willing to provide their services to us on a timely basis or at all. In the event of any disruption or delay, whether caused by a rift in our relationship or the inability of our co-packers to manufacture our products as required, we would need to secure the services of alternative co-packers. We may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period and any such transition could be costly. In such case, our business, financial condition and results of operations would be adversely affected.

We rely on distributors to distribute our products in the Direct Store Delivery sales channel and in international markets. If we are unable to secure such distributors and/or we are unable to maintain good relationships with our existing distributors, our business could suffer.

We distribute Celsius in the direct store delivery sales channel by entering into agreements with distributors having established sales, marketing and distribution organizations. We similarly are seeking to expand our international distribution, particularly in East Asia and elsewhere in Asia by entering into agreements with large established distributors who service those markets. Unilateral decisions by distributors, grocery chains, convenience chains, drug stores, nutrition stores, mass merchants, club warehouses and other customers to discontinue carrying all or any of our products that they are carrying at any time, restrict the range of our products they carry, impose restrictions or limitations on the sale of our products and/or devote less resources to the sale of our products could cause our business to suffer. In addition, possible trading disputes between our distributors and their customers or buying groups may result in the delisting of certain of our products, temporarily or otherwise. Distributor consolidation may also have an impact on our business. Many of our distributors are affiliated with and manufacture and/or distribute other functional energy drink and supplement products. In many cases, such products compete directly with our products. The marketing efforts of our distributors are important for our success. If Celsius proves to be less attractive to our distributors and/or if we fail to attract distributors, and/or our distributors do not market and promote our products with greater focus in preference to the products of our competitors, our business, financial condition and results of operations could be adversely affected.

Our customers are material to our success. If we are unable to maintain good relationships with our existing customers, our business could suffer.

Unilateral decisions could be taken by our distributors, grocery chains, convenience chains, drug stores, nutrition stores, mass merchants, club warehouses and other customers to discontinue carrying all or any of our products that they are carrying at any time, which could cause our business to suffer.

Additionally, as a result of the growth of our business and the increase in online sales in 2020 related in part to the COVID-19 pandemic, one customer, Amazon, accounted for approximately 15.1% and 12.0% of our revenues during the years ended December 31, 2020 and December 31, 2019, respectively. Such trend continued during the three months ended March 31, 2021, when Amazon accounted for approximately 15.8% of our revenues. Similar to the majority of our customer arrangements, Amazon my terminate sales of our product at any time without notice.

Increases in costs or shortages of raw materials, increases in co-packing costs and challenges in our distribution efforts could adversely impact our business.

The principal raw materials used by us are flavors and ingredient blends as well as aluminum cans, the prices of which are subject to fluctuations. We are uncertain whether the prices of any of the above or any other raw materials or ingredients we utilize will increase in the future and whether we will be able to pass any of such increases on to our customers. We do not use hedging agreements or alternative instruments to manage the risks associated with securing sufficient ingredients or raw materials. In addition, some of these raw materials, such as our distinctive 12 ounce can, are available from a limited number of suppliers. As alternative sources of supply may not be available, any interruption in the supply or increased cost of such ingredients or raw materials might materially harm us.

While the functional energy drink and supplement industries have experienced some shortages of cans as a result of the COVID-19 pandemic, Celsius has been able to secure adequate supply, though potentially at higher cost. To address the industry-wide shortage of aluminum cans, we have recently begun importing cans manufactured abroad and currently expect approximately 50% of our can supply for 2021 to be derived from imported cans. We believe the increased prices, combined with a requirement to prepay for raw materials, will negatively impact our margins. We are unable to accurately predict how these cost trends might evolve prospectively. Such industry-wide shortages of raw materials, including aluminum cans, could from time to time in the future be encountered, which could interfere with and/or delay production of certain of our products and negatively impact our financial performance.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not correctly estimate demand for our existing products and/or new products. Our ability to estimate demand for our products is imprecise, particularly with regard to new products, and may be less precise during periods of rapid growth, including in new markets. If we materially underestimate demand for our products or are unable to secure sufficient ingredients, flavors, sleek aluminum cans and other raw materials for our supplements or experience difficulties with our co-packing arrangements, including production shortages or quality issues, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain ingredients have occurred and could occur, from time to time in the future, resulting in production fluctuations and/or product shortages. We generally do not use hedging agreements or alternative instruments to manage this risk. Such shortages could interfere with and/or delay production of certain of our products and could have a material adverse effect on our business and financial results.

If we do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, our inventory levels may be inadequate and our results of operations may be negatively impacted. If we fail to meet our shipping schedules, we could damage our relationships with distributors and/or retailers, increase our distribution costs and/or cause sales opportunities to be delayed or lost. In order to be able to deliver our products on a timely basis, we need to maintain adequate inventory levels of the desired products. If the inventory of our products held by our distributors and/or retailers is too high, they will not place orders for additional products, which could unfavorably impact our future sales and adversely affect our operating results.

Changes in the retail landscape or the loss of key retail or foodservice customers could adversely affect our financial results.

Our industry is being affected by the trend toward consolidation in and blurring of the lines between retail channels, particularly in Europe and the United States. Larger retailers may seek lower prices from us, may demand increased marketing or promotional expenditures, and may be more likely to use their distribution networks to introduce and develop private-label brands, any of which could negatively affect our profitability. In addition, discounters and value stores are growing at a rapid pace. Our industry is also being affected by the rapid growth in sales through e-commerce retailers, e-commerce websites, mobile commerce applications and subscription services, which may result in a shift away from physical retail operations to digital channels. As we build our e-commerce capabilities, we may not be able to develop and maintain successful relationships with existing and new e-commerce retailers without experiencing a deterioration of our relationships with key customers operating physical retail channels. If we are unable to successfully adapt to the rapidly changing retail landscape, including the rapid growth in digital commerce, our share of sales, volume growth and overall financial results could be negatively affected. In addition, our success depends in part on our ability to maintain good relationships with key retail customers. The loss of one or more of our key retail customers could have an adverse effect on our financial performance.

Significant additional labeling or warning requirements or limitations on the marketing or sale of our products may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the marketing or sale of our products as a result of what they contain or allegations that they cause adverse health effects. If these types of requirements become applicable to one or more of our products under current or future environmental or health laws or regulations, they may inhibit sales of such products.

For example, under one such law in California, known as Proposition 65, if the state has determined that a substance causes cancer or harms human reproduction, a warning must be provided for any product sold in the state that exposes consumers to that substance, unless the exposure falls under an established safe harbor level or another exemption is applicable. If we were required to add Proposition 65 warnings on the labels of one or more of our supplement products produced for sale in California, the resulting consumer reaction to the warnings and possible adverse publicity could negatively affect our sales both in California and in other markets.

Our continued expansion outside of the United States exposes us to uncertain conditions and other risks in international markets.

We have continued expanding our sales of our products internationally into a variety of new markets and are currently seeking to expand our international distribution, particularly in East Asia and elsewhere in Asia by entering into agreements with large established distributors who service those markets. As our growth strategy includes further expanding our international business, if we are unable to continue to expand distribution of our products outside the United States, our growth rate could be adversely affected. Although we intend to sell through established distributors in international markets, we have limited or no operating experience in many of such markets and it may be costly to promote our brands in international markets. We face and will continue to face substantial risks associated with foreign distribution and sale of our products, including: economic and/or political instability in various international markets; fluctuations in foreign currency exchange rates; restrictions on or costs relating to the repatriation of foreign profits to the United States, including possible taxes and/or withholding obligations on any repatriations; and tariffs and/or trade restrictions. These risks could have a significant impact on our ability to distribute and sell our products on a competitive basis in international markets and could have a material adverse effect on our business, financial condition and results of operations. Also, distribution and sale of products outside of the United States are subject to risks relating to appropriate compliance with legal and regulatory requirements in local jurisdictions, potentially higher product damage rates if our products are shipped long distances, potentially higher incidence of fraud and/or corruption, credit risk of distributors and potentially adverse tax consequences.

Numerous U.S. and International laws including export and import controls affect our ability to compete in international markets.

U.S. export control laws and economic and trade sanctions prohibit the provision of certain products and services to U.S. embargoed or sanctioned countries, governments and persons. Even though we take precautions to prevent our products from being shipped or provided to embargoed countries and U.S. sanctions targets, they could be shipped, or provided by our distributors, to those countries and targets despite such precautions. The provision of goods in violation of U.S. export controls and/or sanctions could have negative consequences for our business, including government investigations, penalties and reputational harm. We must also comply with U.S. import laws.

U.S. laws such as the Foreign Corrupt Practices Act (FCPA) also impact our international activities. We are subject to the FCPA and other laws that prohibit improper payments and offers to foreign officials and political parties for the purpose of obtaining or retaining business. Selling products into international markets, including through distributors, creates the risk of unauthorized payments or offers, for which we may be held responsible. Violations of the FCPA or other applicable anti-corruption and anti-bribery laws may result in severe criminal or civil sanctions, or other liabilities, which could negatively affect our business, operating results and financial condition.

Changes in export and import regulations, economic sanctions and related laws, shifts in the enforcement or scope of existing regulations, changes in the countries, governments or persons targeted by such regulations and the imposition of tariffs may create delays in the introduction and sale of our products in international markets, result in decreased ability to export or sell our products to existing or potential customers with international operations or in some cases, prevent the export or import of our products to certain countries, governments or persons.

Actions taken with respect to tariffs or trade relations between the United States and other countries, the products subject to such actions, and actions taken by other countries in retaliation may also have an adverse impact on us. The failure to comply with applicable current or future U.S. import, export control, sanctions and anti-corruption laws, including U.S. Customs regulations, could expose us and our employees to substantial civil or criminal penalties, fines and in extreme cases, incarceration. In addition, if our distributors fail to obtain appropriate import, export or re-export licenses or authorizations, or otherwise act in accordance with applicable laws, we may be adversely affected through reputational harm and penalties.

Global or regional catastrophic events could impact our operations and affect our ability to grow our business.

Because of our increasingly global presence, our business could be affected by unstable political conditions, civil unrest, protests and demonstrations, large-scale terrorist acts, especially those directed against the United States or other major industrialized countries where our products are distributed, the outbreak or escalation of armed hostilities, major natural disasters and extreme weather conditions, such as hurricanes, wildfires, tornados, earthquakes or floods, or widespread outbreaks of infectious diseases (such as the COVID-19 pandemic). Such catastrophic events could impact our operations and our supply chain, including the production and/or distribution of our products. Materials and/or personnel may need to mobilize to other locations. Our headquarters and a large part of our operations are located in Florida, a state at greater risk of hurricanes. Some of the raw materials we use, including certain sizes of cans, are available from limited suppliers, and a regional catastrophic event impacting such suppliers could adversely impact our operations. In addition, such events could disrupt global or regional economic activity, which could affect consumer purchasing power and consumers’ ability to purchase our products, thereby reducing demand for our products. If our operations are disrupted or we are unable to grow our business as a result of these factors, our growth rate could decline and our business, financial condition and results of operations could be adversely affected.

Climate change and natural disasters may affect our business.

There is concern that a gradual increase in global average temperatures due to increased carbon dioxide and other greenhouse gases in the atmosphere could cause significant changes in weather patterns around the globe and an increase in the frequency and severity of natural disasters. Changing weather patterns could result in decreased agricultural productivity in certain regions, and/or outbreaks of diseases or other health issues, which may limit availability and/or increase the cost of certain ingredients used in our products and could impact the food security of communities around the world. Increased frequency or duration of extreme weather conditions could also impair production capabilities, disrupt our supply chain and/or impact demand for our products.

Natural disasters and extreme weather conditions, such as hurricanes, wildfires, earthquakes or floods, and outbreaks of diseases (such as the COVID-19 pandemic) or other health issues may affect our operations and the operation of our supply chain, impact the operations of our distributors and unfavorably impact our consumers’ ability to purchase our products. In addition, public expectations for reductions in greenhouse gas emissions could result in increased energy, transportation and raw material costs, and may require us to make additional investments in facilities and equipment. Changes in applicable laws, regulations, standards or practices related to greenhouse gas emissions, packaging and water scarcity, as well as initiatives by advocacy groups in favor of certain climate change-related laws, regulations, standards or practices, may result in increased compliance costs, capital expenditures and other financial obligations, which could affect our business, financial condition and results of operations. Sales of our products may also be influenced to some extent by weather conditions in the markets in which we operate. Our third-party co-packers use a number of key ingredients in the manufacture of our liquid supplement products and powder packets that are derived from agricultural commodities. Increased demand for food products and decreased agricultural productivity in certain regions of the world as a result of changing weather patterns and other factors may limit the availability or increase the cost of such agricultural commodities and could impact the food security of communities around the world. Weather conditions may influence consumer demand for certain of our supplements, which could have an effect on our operations, either positively or negatively.

We depend upon our trademarks and proprietary rights, and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position.

Our success depends, in large part, on our ability to protect our current and future brands and products and to defend our intellectual property rights. We have registered the Celsius and MetaPlus trademarks with the United States Patent and Trademark Office, as well as a number of additional trademarks. We cannot be sure that trademarks will be issued with respect to any future trademark applications or that our competitors will not challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, us.

Our products are manufactured using our proprietary blends of ingredients. These blends are created by third-party suppliers to our specifications and then supplied to our co-packers. Although all of the third parties in our supply and manufacture chain execute confidentiality agreements, there can be no assurance that our trade secrets, including our proprietary ingredient blends will not become known to competitors.

We believe that our competitors, many of whom are more established and have greater financial and personnel resources than we do, may be able to replicate or reverse engineer our processes, brands, flavors, or our products in a manner that could circumvent our protective safeguards. Therefore, we cannot give you any assurance that our confidential business information will remain proprietary. Any such loss of confidentiality could diminish or eliminate any competitive advantage provided by our proprietary information.

We must continually maintain, protect and/or upgrade our information technology systems, including protecting us from internal and external cybersecurity threats.

Information technology enables us to operate efficiently, interface with customers, maintain financial accuracy and efficiency and accurately produce our financial statements. If we do not appropriately allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure, we could be subject to transaction errors, processing inefficiencies, the loss of customers, business disruptions, and/or the loss of and/or damage to intellectual property through security breaches, including internal and external cybersecurity threats. Cybersecurity attacks are evolving and include, but are not limited to, malicious software (malware, ransomware and viruses), phishing and social engineering, attempts to gain unauthorized access to networks, computer systems and data, malicious or negligent actions of employees (including misuse of information they are entitled to access) and other forms of electronic security breaches that could lead to disruptions in business systems, an inability to process customer orders and/or lost customer orders, unauthorized release of confidential or otherwise protected information and corruption of data.

We rely on relationships with third parties, including suppliers, distributors, co-packers, contractors, cloud data storage and other information technology service providers and other external business partners, for certain functions or for services in support of our operations. These third-party service providers and partners, with whom we may share data, are subject to similar risks as we are relating to cybersecurity, privacy violations, business interruption, and systems, as well as employee failures. While we have procedures in place for selecting and managing our relationships with third-party service providers and other business partners, we do not have control over their business operations or governance and compliance systems, practices and procedures, which increases our financial, legal, reputational and operational risk. These third parties may experience cybersecurity incidents that may involve data we share with them or rely on them to provide to us, and the need to coordinate with such third-parties, including with respect to timely notification and access to personnel and information concerning an incident, may complicate our efforts to resolve any issues that arise.

We believe that we have adopted appropriate measures including ongoing cybersecurity risk assessments to mitigate potential risks to our technology and our operations from these information technology-related disruptions. However, given the unpredictability of the timing, nature and scope of such disruptions, we could potentially be subject to operational interruption, damage to our brand image and private data exposure.

Moreover, if our data management systems do not effectively collect, store, process and report relevant data for the operation of our business (whether due to equipment malfunction or constraints, software deficiencies, cybersecurity attack and/or human error), our ability to effectively plan, forecast and execute our business plan and comply with applicable laws and regulations will be impaired, perhaps materially. Any such impairment could materially and adversely affect our financial condition, results of operations, cash flows and the timeliness with which we report our internal and external operating results.

If we fail to comply with data privacy and personal data protection laws, we could be subject to adverse publicity, government enforcement actions and/or private litigation, which may negatively impact our business and operating results.

We receive, process, transmit and store information relating to certain identified or identifiable individuals (“personal data”), including current and former employees, in the ordinary course of business. As a result, we are subject to various U.S. federal and state and foreign laws and regulations relating to personal data. These laws are subject to change, and new personal data legislation may be enacted in other jurisdictions at any time. In the European Union, the General Data Protection Regulation (“GDPR”) became effective in May 2018 for all member states. The GDPR includes operational requirements for companies receiving or processing personal data of residents of the European Union different from those that were previously in place and also includes significant penalties for noncompliance. Additionally, the California Consumer Privacy Act of 2018 (“CCPA”), which was enacted in June 2018 and came into effect on January 1, 2020, provides a new private right of action and statutory damages for certain data breaches and imposes operational requirements on companies that process personal data of California residents, including making new disclosures to consumers about data collection, processing and sharing practices and allowing consumers to opt out of certain data sharing with third parties.

Changes introduced by the GDPR and the CCPA, as well as other changes to existing personal data protection laws and the introduction of such laws in other jurisdictions, subject the Company to, among other things, additional costs and expenses and may require costly changes to our business practices and security systems, policies, procedures and practices. There can be no assurances that our security controls over personal data, training of personnel on data privacy and data security, vendor management processes, and the policies, procedures and practices we implement will prevent the improper processing or breaches of personal data. Data breaches or improper processing, or breaches of personal data in violation of the GDPR, the CCPA and/or of other personal data protection or privacy laws and regulations, could harm our reputation, cause loss of consumer confidence, subject us to government enforcement actions (including fines), or result in private litigation against us, which may result in potential loss of revenue, increased costs, liability for monetary damages or fines and/or criminal prosecution, thereby negatively impacting our business and operating results.

If we fail to manage future growth effectively, our business could be materially adversely affected.

We have experienced rapid growth, and anticipate such growth may continue. During the year ended December 31, 2020, we grew from 120 to 154 employees, and expect to continue expanding our hiring and marketing efforts with no assurance that our business or revenue will continue to grow. This growth may place significant demands on management and our operational infrastructure. As we continue to grow, we must manage such growth effectively by successfully integrating, developing and motivating a large number of new employees, while maintaining the beneficial aspects of our company culture. If we do not manage the growth of our business and operations effectively, the quality of our products and efficiency of our operations could suffer and we may not be able to execute on our business plan, which could harm our brand, results of operations and overall business. Accordingly, we cannot guarantee that we will achieve our planned growth, or even if we are able to grow as planned, that we will continue to sustain such growth or performance.

We may incur material losses as a result of product recall and product liability.

We may be liable if the consumption of any of our products causes injury, illness or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us, or a widespread product recall, could have a material adverse effect on our business, financial condition and results of operations. The amount of the insurance we carry is limited, and that insurance is subject to certain exclusions and may or may not be adequate.

We rely on our management team and other key personnel.

We depend on the skills, experience, relationships, and continued services of key personnel, including our experienced management team. In addition, our ability to achieve our operating goals also depends on our ability to recruit, train, and retain qualified individuals. We compete with other companies both within and outside of our industry for talented personnel, and we may lose key personnel or fail to attract and retain additional talented personnel. Any such loss or failure could adversely affect our product sales, financial condition, and operating results.

In particular, our continued success will depend in part, on our ability to retain the talents and dedication of key employees. If key employees finalize their employment, become ill as a result of the COVID-19 pandemic, or if an insufficient number of employees is retained to maintain effective operations, our business may be adversely affected and our management team may be distracted. Furthermore, we may not be able to locate suitable replacements for any of our key employees who leave or be able to offer employment to potential replacements on reasonable terms, all of which could adversely affect our procurement & distribution processes, sales & marketing activities, financial processes and condition and results of operations.

The U.S. Food and Drug Administration (“FDA”) has not passed on the efficacy of our products or the accuracy of any claim we make related to our products.

Although six independent clinical studies have been conducted relating to the calorie-burning and related effects of our products, the results of these studies have not been submitted to or reviewed by the FDA.

Further, the FDA has not passed on the efficacy of any of our products nor has it reviewed or passed on any claims we make related to our products, including the claim that our products aid consumers in burning calories or enhancing their metabolism.

The Federal Trade Commission (“FTC”) regulates advertising and may review the truthfulness of and substantiation for any claim we make related to our products.

Our advertising activities are subject to regulation by the FTC under the Federal Trade Commission Act. In recent years, the FTC and state attorneys general have initiated numerous investigations of dietary and nutritional supplement companies and products. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

The shifting regulatory environment through the various jurisdictions in which are products are sold necessitates building and maintaining robust systems to achieve and maintain compliance in multiple jurisdictions and increases the possibility that we may violate one or more of the legal requirements. If our operations are found to be in violation of any applicable laws or regulations, we may be subject to, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, injunctions, or product withdrawals, recalls or seizures, any of which could adversely affect our ability to operate our business, our financial condition and results of operations.

RISK FACTORS RELATING TO OUR INDUSTRY

We are subject to significant competition in the functional energy drink and supplement industries.

The functional energy drink and supplement industries are highly competitive. The principal areas of competition are pricing, packaging, distribution channel penetration, development of new products and flavors, product positioning as well as promotion and marketing strategies. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing and distribution resources and name recognition than we do.

Important factors affecting our ability to compete successfully include the efficacy, taste and flavor of our products, trade and customer promotions, rapid and effective development of new, unique cutting-edge products, attractive and different packaging, branded product advertising and pricing. The success of our social media and other general marketing endeavors may impact our business, financial condition and results of operation. Our products compete with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers, such as The Coca Cola Company, Dr. Pepper Snapple Group, PepsiCo, Inc., Nestle, Waters North America, Inc., Hansen Natural Corp. and Red Bull. We also compete with companies that are smaller or primarily local in operation. Our products also compete with private label brands such as those carried by supermarket chains, convenience store chains, drug store chains, mass merchants and club warehouses. New competitors continue to emerge, some of which target specific markets of ours as well as the health and wellness space. This may require additional marketing expenditures on our part to remain competitive.

The rapid growth in sales through e-commerce retailers, e-commerce websites, mobile commerce applications and subscription services, and closures of physical retail operations, particularly during, and potentially following, the COVID-19 pandemic, may result in a shift away from physical retail operations to digital channels and a reduction in impulse purchases. Further, the ability of consumers to compare prices on a real-time basis using digital technology puts additional pressure on us to maintain competitive prices. Sales in gas chains may also be affected by improvements in fuel efficiency and increased consumer preferences for electric or alternative fuel-powered vehicles, which may result in fewer trips by consumers to gas stations and a corresponding reduction in purchases by consumers in convenience gas retailers. We have been growing our e-commerce sales by using Amazon and leveraging our retail partners e-commerce platforms, rather than building our own internal platform. However, if we are unable to successfully adapt to the rapidly changing retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Due to competition in the functional energy drink and supplement industries, there can be no assurance that we will not encounter difficulties in maintaining our current revenues, market share or position in the functional energy drink and supplement industries. If our revenues decline, our business, financial condition and results of operations could be adversely affected.

Our inability to innovate successfully and to provide new cutting-edge products could adversely affect our business and financial results.

Our ability to compete in the highly competitive functional energy drink and supplement industries and to achieve our business growth objectives depends, in part, on our ability to develop new flavors, products and packaging. The success of our innovation, in turn, depends on our ability to identify consumer trends and cater to consumer preferences. If we are not successful in our innovation activities, our business, financial condition and results of operation could be adversely affected.

Changes in consumer product and shopping preferences may reduce demand for some of our products.

The functional energy drink and supplement categories are subject to changing consumer preferences and shifts in consumer preferences may adversely affect us. There is increasing awareness of and concern for health, wellness and nutrition considerations, including concerns regarding caloric intake associated with sugar-sweetened drinks and the perceived undesirability of artificial ingredients. Our products do not contain the artificial preservatives often found in many energy drinks and sodas. Celsius® has no artificial preservatives, aspartame or high fructose corn syrup and is very low in sodium. The main Celsius line of products are sweetened with sucralose, a sugar-derived sweetener that is found in Splenda®, which makes our liquid supplements low-calorie. However, consumer preferences may shift away from the trend towards healthier options that we have observed, and as such, there can be no assurance that our current products and product lines will maintain their current levels of demand. There are also changes in demand for different packages, sizes and configurations. This may reduce demand for our liquid supplements, which could reduce our revenues and adversely affect our results of operations.

Consumers are seeking greater variety in their functional energy drinks and supplements. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative drinks and supplements that appeal to consumers. In order to retain and expand our market share, we must continue to develop and introduce different and innovative supplements and be competitive in the areas of efficacy, taste, quality and price, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our products in the future. Product lifecycles for some functional energy drink and supplement brands, products and/or packages may be limited to a few years before consumers’ preferences change. The functional energy drink and supplements we currently market are in varying stages of their product lifecycles, and there can be no assurance that such products will become or remain profitable for us. We may be unable to achieve volume growth through product and packaging initiatives. We may also be unable to penetrate new markets. Additionally, as shopping patterns are being affected by the digital evolution, with consumers embracing shopping by way of mobile device applications, e-commerce retailers and e-commerce websites or platforms, we may be unable to address or anticipate changes in consumer shopping preferences or engage with our consumers on their preferred platforms. If our revenues decline, our business, financial condition and results of operations could be adversely affected.

We derive virtually all of our revenues from functional energy drinks and supplements, and competitive pressure in the functional energy drink and supplement category could adversely affect our business and operating results.

Our focus is in the functional energy drink and supplement category, and our business is vulnerable to adverse changes impacting the fitness supplement category and business, which could adversely impact our business and the trading price of our common stock.

Virtually all of our sales are derived from our functional energy drink and supplements, including our CELSIUS Originals, CELSIUS HEAT, CELSIUS BCCA+ENERGY, CELSIUS On-the-Go and CELSIUS product lines. Any decrease in the sales of our functional energy drinks and supplements could significantly adversely affect our future revenues and net income. Historically, we have experienced substantial competition from new entrants in the functional energy drink and supplement categories.

The increasing number of competitive products and limited amount of shelf space, including in coolers, in retail stores may adversely impact our ability to gain or maintain our share of sales in the marketplace. In addition, certain actions of our competitors, including unsubstantiated and/or misleading claims, false advertising claims and tortious interference in our business, as well as competitors selling misbranded products, could impact our sales. Competitive pressures in the functional energy drink and supplement categories could impact our revenues, cause price erosion and/or lower market share, any of which could have a material adverse effect on our business and results of operations.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success and significant marketing and advertising could be needed to achieve and sustain brand recognition.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our targeted consumers. Our business also depends on acceptance by our independent distributors of our brand as one that has the potential to provide incremental sales growth rather than reduce distributors’ existing functional energy drinks and supplements. The development of brand awareness and market acceptance is likely to require significant marketing and advertising expenditures. There can be no assurance that Celsius will achieve and maintain satisfactory levels of acceptance by independent distributors and retail customers. Any failure of the Celsius brand to maintain or increase acceptance or market penetration would likely have a material adverse effect on business, financial condition and results of operations.

If we are unable to successfully manage new product launches, our business and financial results could be adversely affected.

Due to the highly competitive nature of the global functional energy rink and supplement sectors, we expect and intend to continue to introduce new products and evolve existing products to better match consumer demand. The success of new and evolved products depends on a number of factors, including timely and successful development and consumer acceptance. Such endeavors may also involve significant risks and uncertainties, including distraction of management from current operations, greater than expected liabilities and expenses, inadequate return on capital, exposure to additional regulations and reliance on the performance of third parties.

Our sales are affected by seasonality.

As is typical in the functional energy drink and supplement sectors, our sales are seasonal. Our highest sales volumes generally occur in the second and third quarters, which correspond to the warmer months of the year in our major markets. Consumer demand for our products is also affected by weather conditions. Cool, wet spring or summer weather could result in decreased sales of our supplements and could have an adverse effect on our results of operations.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our functional energy drinks and supplements are subject to the rules and regulations of various federal, state and local health agencies. The marketing and sale of our products internationally is similarly subject to compliance with applicable laws, rules and regulations in those foreign countries where our products are sold. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our business, financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have an adverse effect on our business, financial condition and results of operations.

Product safety and quality concerns, or other negative publicity (whether or not warranted) could damage our brand image and corporate reputation and may cause our business to suffer.

Our success depends in large part on our ability to maintain consumer confidence in the safety and quality of all of our products. We have rigorous product safety and quality standards, which we expect our operations as well as our suppliers to meet. However, despite our strong commitment to product safety and quality, we or our suppliers may not always meet these standards, particularly as we expand our product offerings through innovation or acquisitions into product categories, that are beyond our traditional range of functional energy drinks and supplements. If we or our suppliers fail to comply with applicable product safety and quality standards, or if our supplement products taken to the market are or become contaminated or adulterated by any means, we may be required to conduct costly product recalls and may become subject to product liability claims and negative publicity, which could cause our business to suffer.

Our success also depends on our ability to build and maintain the brand image for our existing products, new products and brand extensions and maintain our corporate reputation. There can be no assurance that our advertising, marketing and promotional programs and our commitment to product safety and quality, human rights and environmental sustainability will have the desired impact on our products’ brand image and on consumer preferences and demand. Claims regarding product safety, quality and/or ingredient content issues, efficacy or lack thereof (real or imagined), our culture and our workforce, our environmental impact and the sustainability of our operations, or allegations of product contamination, even if false or unfounded, could tarnish the image of our brands and may cause consumers to choose other products. Consumer demand for our products could diminish significantly if we, our employees, distributors, suppliers or business partners fail to preserve the quality of our products, act or are perceived to act in an unethical, illegal, discriminatory, unequal or socially irresponsible manner, including with respect to the sourcing, content or sale of our products, service and treatment of our customers, or the use of customer data. For example, Celsius’ former managing director of Asia, since leaving the Company, has been charged in connection with 1Malaysia Development Bhd.-related matters. Furthermore, our brand image or perceived product quality could be adversely affected by litigation, unfavorable reports in the media (internet or elsewhere), studies in general and regulatory or other governmental inquiries (in each case whether involving our products or those of our competitors) and proposed or new legislation affecting our industry. For example, we are currently in arbitration proceedings with McGovern Capital, Inc. and Kevin McGovern about a fee dispute emerging from a representative agreement among the parties and Celsius Holdings in connection with sales of our products in the People’s Republic of China for four years starting from September 1, 2017. Negative postings or comments on social media or networking websites about the Company or any one of our brands, even if inaccurate or malicious, could generate adverse publicity that could damage the reputation of our brands or the Company. Business incidents, whether isolated or recurring and whether originating from us, our distributors, suppliers or business partners, that erode consumer trust can significantly reduce brand value or potentially trigger boycotts of our products and can have a negative impact on consumer demand for our products as well as our reputation and financial results. The impact of such incidents may be exacerbated if they receive considerable publicity, including rapidly through social or digital media (including for malicious reasons) or result in litigation.

In addition, from time to time, there are public policy endeavors that are either directly related to our products and packaging or to our business. These public policy debates can occasionally be the subject of backlash from advocacy groups that have a differing point of view and could result in adverse media and consumer reaction, including product boycotts. Similarly, our sponsorship relationships could subject us to negative publicity as a result of actual or alleged misconduct by individuals or entities associated with organizations we sponsor or support. Likewise, campaigns by activists connecting us, or our supply chain, with human and workplace rights, environmental or animal rights issues could adversely impact our corporate image and reputation. Allegations, even if untrue, that we are not respecting the human rights found in the United Nations Universal Declaration of Human Rights; actual or perceived failure by our suppliers or other business partners to comply with applicable labor and workplace rights laws, including child labor laws, or their actual or perceived abuse or misuse of migrant workers; adverse publicity surrounding obesity and health concerns related to our products, our environmental impact and the sustainability of our operations, labor relations, our culture and our workforce or the like could negatively affect our Company’s overall reputation and brand image, which in turn could have a negative impact on our products’ acceptance by consumers.

Litigation regarding our products could expose us to significant liabilities and reduce demand for our products.

We have been and are a party, from time to time, to various litigation claims and legal proceedings, including, but not limited to, intellectual property, false advertising, product liability, breach of contract claims and others. Other lawsuits have been filed against us claiming that certain statements made in our advertisements and/or on the labels of our products were false and/or misleading or otherwise not in compliance with food standards under local law. Putative class action lawsuits have also been filed against us, alleging that certain claims in our marketing promotional amount to false advertising. We do not believe any statements made by us in our promotional materials or set forth on our product labels are false or misleading or noncompliant with local law, and we have been defending, and will continue to vigorously defend such lawsuits.

Any of the foregoing matters or other litigation, the threat thereof, or unfavorable media attention arising from pending or threatened litigation could consume significant financial and managerial resources and result in diminished operational efficiency of the company, significant monetary awards against us, an injunction barring the sale of any of our products and injury to our reputation. Our failure to successfully defend or settle any litigation or legal proceedings could result in liabilities that, to the extent not covered by our insurance, could have a material adverse effect on our financial condition, revenue and profitability, and could cause the market value of our common stock to decline.

RISK FACTORS RELATING TO OUR STATUS AS A REPORTING PUBLIC COMPANY

We are subject to the periodic reporting requirements of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are subject to the periodic reporting requirements of the Exchange Act and as a result, we are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm must review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel reviews and assists in the preparation of such reports. The fees of these professionals cannot be accurately predicted because factors such as the number and type of transactions that we engage in and the complexity of our required reports cannot be determined at this time. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

On June 2, 2021, we ended our engagement of Assurance Dimensions as our independent registered public accounting firm, effective upon the filing of our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2021 (the “Effective Date”). Assurance Dimensions continued to serve as our independent registered public accounting firm, including providing audit services, through the Effective Date. The decision to terminate Assurance Dimensions as our independent registered public accounting firm was approved by the audit committee of our board of directors at a meeting held on June 2, 2021.

On June 2, 2021, the audit committee of our board of directors approved the appointment of Ernst & Young LLP as our new independent registered public accounting firm. We notified Ernst & Young on June 2, 2021, that it would be engaged as our independent registered public accounting firm, effective subsequent to the filing of the applicable Form 10-Q on the Effective Date. There can be no assurance that our new independent registered public accounting firm will not find errors in any of our historical financial statements, or will not disagree with our application of accounting principles or any accounting judgments we have made, any of which could require us to make adjustments to, or restate, our historical financial statements.

Our periodic filings as required under the Exchange Act may be subject to review and comment by the SEC, which may result in changes to our public disclosure.

We are subject to the periodic reporting requirements of the Exchange Act, and filings made pursuant to such obligation may be subject to review and comment by the SEC. On December 22, 2020, we received a letter from the SEC Division of Corporate Finance, including their comments and requests for clarification surrounding disclosure in our Form 10-K for the year ended December 31, 2019 and our Form 10-Q for the quarterly period ended September 30, 2020. We have since responded to the SEC and filed an amendment to the Form 10-K for the year ended December 31, 2019 on Form 10-K/A containing such updates.

Furthermore, the SEC may review our periodic filings in the future, and should the SEC conduct such review and comment, we may be required to revise such periodic filings, including but not limited to the financial statements contained therein.

If we do not maintain an effective internal control environment as well as adequate control procedures over our financial reporting, investor confidence may be adversely affected thereby unfavorably impacting the value of our stock price.

We are required to maintain proper internal control over our financial reporting and adequate controls related to our disclosures. As defined in Rule 13a-15(f) under the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officers and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. If we fail to maintain adequate controls, our business, the results of operations, financial condition and/or the value of our stock may be adversely impacted.

We must maintain additional disclosure controls procedures with respect to acquisitions.

When we undertake acquisitions, such as our October 2019 acquisition of our Nordic distribution partner, there are specific technical rules compliance with which are necessary to provide proper disclosures to the users of the financial statements. If these rules are not followed, the information provided may not be complete or properly comply with all the technical requirements.

We face investigation from the SEC, the timeline for which and the results of which are currently unknown.

On January 8, 2021, we received a letter from the SEC Division of Enforcement seeking the production of documents in connection with a non-public fact-finding inquiry by the SEC to determine whether violations of the federal securities laws have occurred. On August 20, 2021, the SEC issued a subpoena for production of documents in connection with the matter. Neither the January 8, 2021 SEC letter nor the August 20, 2021 subpoena means that the SEC has concluded that the Company or anyone else has violated the federal securities laws. We have cooperated and will continue to cooperate with the SEC staff in its investigation. At this time, however, we cannot predict the length, scope, or results of the investigation or the impact, if any, of the investigation on our results of operations.

We may also be subject to further or other examinations, investigations, proceedings and orders by the SEC or other regulators. Any such further or other actions could be expensive and damaging to our business, results of operations and financial condition.

RISK FACTORS RELATED TO OUR COMMON STOCK

We cannot guarantee the continued existence of an active established public trading market for our common stock.

Our common stock currently is listed for trading on the Nasdaq Capital Market. Trading in stock quoted on the Nasdaq Capital Market may often experience wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance.

Market prices for our common stock may also be influenced by a number of other factors, including:

●	the issuance of new equity securities pursuant to a public or private offering;

●	changes in interest rates;

●	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	variations in quarterly operating results;

●	change in financial estimates by securities analysts;

●	the depth and liquidity of the market for our common stock;

●	investor perceptions of Celsius and the energy drink and supplement industries generally; and

●	general economic and other national conditions.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Articles of Incorporation allows our board of directors to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The ability of our principal stockholders to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Our principal stockholders own common stock and/or preferred stock which holds a majority of the voting power of our issued and outstanding capital. Accordingly, they will be able to effectively control the election of directors, as well as all other matters requiring stockholder approval. The interests of our principal stockholders may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other directors and other business decisions. The minority stockholders have no way of overriding decisions made by our principal stockholders. This level of control may also have an adverse impact on the market value of our shares because our principal stockholders may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and / or may sell sufficient numbers of shares to significantly decrease our price per share.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Use of proceeds

All shares of common stock sold in this offering will be sold by the selling shareholders. We will not receive any of the proceeds from such sales.

Dividend policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund our growth, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors and will depend on a number of factors, including, but not limited to, future earnings, the success of our business, our capital requirements, our general financial condition and future prospects, general business conditions, the consent of our lenders and such other factors as the board of directors may deem relevant.

Selling stockholders

The following table sets forth the number of shares of our common stock to be sold by the selling stockholders under this prospectus supplement and the selling stockholders’ beneficial ownership of our common stock as of the date of this prospectus supplement. The percentage of common stock owned by the selling stockholders, both before and after the offering, is based on 74,900,595 shares of common stock outstanding as of January 6, 2022.

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Beneficially Owned After Offering
Name of Selling Stockholder	Number of Shares	Percent of Outstanding Shares	Number of Shares Being Offered	Number of Shares	Percent of Outstanding Shares
Charmnew Limited(1)	6,372,603	8.5%	6,372,603	0	--
Grieg International Limited(2)	5,821,787	7.8%	5,821,787	0	--
Oscar Time Limited(3)	235,955	*	235,955	0	--

*	Represents less than 1%.
(1)	Charmnew Limited is indirectly wholly owned by Li Ka Shing.

(2)	Grieg International Limited is wholly owned by Chau Hoi Shuen Solina Holly.

(3)	Oscar Time Limited is indirectly wholly owned by Chau Hoi Shuen Solina Holly.

Legal matters

The validity of the shares of common stock offered by the selling stockholders will be passed upon by Gutiérrez Bergman Boulris, PLLC.

Change in auditor

On June 2, 2021, the Company ended the engagement of Assurance Dimensions as the Company’s independent registered public accounting firm, effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2021 (the “Effective Date”). Assurance Dimensions continued to serve as the Company’s independent registered public accounting firm, including providing audit services, through the Effective Date. The decision to terminate Assurance Dimensions as the Company’s independent registered public accounting firm was approved by the audit committee of the board of directors of the Company at a meeting held on June 2, 2021.

On June 2, 2021, the audit committee of the board of directors approved the appointment of Ernst & Young LLP as the Company’s new independent registered public accounting firm. The Company notified Ernst & Young on June 2, 2021, that it would be engaged as the Company’s independent registered public accounting firm, effective upon the Effective Date.

Experts

Assurance Dimensions, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2020 and December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Assurance Dimensions’ reports, given on their authority as experts in accounting and auditing.

Where you can find more information

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. These documents are also available, free of charge, through the Corporate section of our website, which is located at www.celsius.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement on Form S-3, as amended, under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the exhibits attached thereto, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC on the website listed above. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.celsius.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 12, 2021;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 23, 2017, including any amendments or reports filed for the purposes of updating this description; and

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 8, 2021, February 10, 2021, February 24, 2021, June 3, 2021, June 7, 2021, August 23, 2021 and October 27, 2021.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus.

Requests for such documents should be directed to:

Celsius Holdings, Inc.

2424 N. Federal Highway, Suite 208

Boca Raton, FL 33431

Phone: (561) 276-2239

You may also access the documents incorporated by reference in this prospectus supplement and accompanying prospectus through our website at www.celsius.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement and accompanying prospectus or the registration statement of which they form a part.

Prospectus

Celsius Holdings, Inc.

Common Stock, Preferred Stock, Debt Securities, Depositary Shares and Warrants

We or any selling stockholders may from time to time offer to sell our common stock, preferred stock or debt securities either separately or represented by warrants, or depositary shares, as well as units that include any of these securities. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for our common stock or preferred stock or other securities of ours.

We or any selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents as designated from time to time, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by selling stockholders. When we or any selling stockholders offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CELH”. We will make application to list any shares of common stock sold pursuant to a supplement to this prospectus on the Nasdaq Global Select Market. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the applicable prospectus supplement will disclose the exchange or market.

Investing in our securities involves certain risks. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2021.

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About this Prospectus

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we or selling stockholders may, in one or more offerings, sell any combination of securities described in this prospectus or other securities that we may subsequently add in a post-effective amendment to this registration statement. This prospectus provides you with a general description of the securities we or our selling stockholders may offer. Each time we or our selling stockholders sell securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information; Incorporation by Reference.”

Unless otherwise indicated or the context otherwise requires, when used in this prospectus and any prospectus supplement, the terms “Celsius,” “the Company,” “we,” “our,” and “us” refer to Celsius Holdings, Inc. and its subsidiaries on a consolidated basis.

The Company

We are engaged in the development, marketing, sale and distribution of functional calorie-burning fitness and lifestyle beverages under the Celsius® brand name. According to multiple clinical studies we funded, a single serving of Celsius® burns 100 to 140 calories by increasing a consumer’s resting metabolism an average of 12% and providing sustained energy for up to a nine-hour period. Our exercise focused studies show Celsius delivers additional benefits when consumed prior to exercise. The studies show benefits such as increase in fat burn, increase in lean muscle mass and increased endurance.

We seek to combine nutritional science with mainstream beverages by using our proprietary thermogenic (calorie-burning) MetaPlus® formulation, while fostering the goal of healthier everyday refreshment by being as natural as possible without the artificial preservatives often found in many energy drinks and sodas. Celsius® has no artificial preservatives, aspartame or high fructose corn syrup and is very low in sodium. Celsius® uses good-for-you ingredients and supplements such as green tea (EGCG), ginger, calcium, chromium, B vitamins and vitamin C. The main Celsius line of products are sweetened with sucralose, a sugar-derived sweetener that is found in Splenda®, which makes our beverages low-calorie and suitable for consumers whose sugar intake is restricted.

We currently offer five beverage lines, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® BCAA+ENERGY, CELSIUS® On-the-Go and CELSIUS® Sweetened with Stevia.

Celsius has undertaken significant marketing efforts aimed at building brand awareness, including a wide variety of marketing vehicles such as television, radio, digital, social media, sponsorships, and magazine advertising. We also undertake various promotions at the retail level such as coupons and other discounts in addition to in-store sampling. During the first quarter of 2021, Celsius launched a branded cooler program, with a first phase target of locating up to 1,000 coolers in various retail outlets.

In the United States and elsewhere in North America, Celsius® is sold across many retail segments. They include supermarkets, convenience stores, drug stores, nutritional stores, and mass merchants. We also sell to health clubs, spas, gyms, the military and e-commerce websites.

We distribute our products domestically through a hybrid of direct-store delivery (DSD) distributors and as well as sales direct to retailers (DTR). We are continuing to emphasize DSD distribution as we believe it has been a key element in opening additional domestic markets and retail segments and increasing sales.

Our products are distributed in various foreign regions, primarily Europe and Asia, through regional and country-specific distribution partners. In October 2019, we acquired Func Food Group Oyj (“Func Food”), our Nordic distribution partner, who markets both our products as well as other products under its own brands. Celsius intends to use Func Food as a platform to expand product distribution elsewhere in Europe.

We do not directly manufacture beverages, powder packets or nutritional bars, but instead outsource the manufacturing process to established third-party co-packers. We do, however, provide our co-packers with flavors, ingredient blends, cans and other raw materials for our beverages purchased by us from various suppliers.

Our principal executive offices are located at 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431 and our telephone number is (561) 276-2239. We were incorporated in Nevada under the name “Vector Ventures, Inc., in 2005, and were originally engaged in mineral exploration. Such business was unsuccessful. In 2007, we acquired the Celsius® beverage business of Elite FX, Inc., a Florida corporation engaged in the development of “functional” beverages since 2004 in a reverse merger, and subsequently changed our name to Celsius Holdings, Inc. Our corporate website is www.celsius.com. The information contained on or accessible through our website is not part of this prospectus.

Risk Factors

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission and incorporated by reference in this prospectus, and under similar headings in our subsequently filed annual reports on Form 10-K and quarterly reports on Form 10-Q. The risks and uncertainties described in such risk factors are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. A prospectus supplement applicable to each type or series of securities we offer may also contain a discussion of any additional risks applicable to our business and the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

Special Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement, including the documents incorporated or deemed to be incorporated by reference into this prospectus and an accompanying prospectus supplement, contain statements that are based on the current expectations of our Company and management about future events within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Our forward-looking statements may include, but are not limited to, statements about:

●	our expectations relating to expansion into additional geographic markets and product lines;

●	our expectations relating to revenue, operating costs and profitability;

●	our expectations regarding our strategy and investments;

●	our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage;

●	our expectations regarding supply chains and distribution networks;

●	the impact of future and existing food and drug laws and regulations on our business;

●	our expectations regarding cost and availability of materials and ingredients;

●	our expectations regarding our future growth prospects and our ability manage our growth and hire capable personnel to support our growth;

●	the potential ongoing impact of the COVID-19 pandemic on us directly, or on our distributors or suppliers;

●	expected competition from the functional energy drink and supplement industries and other sources;

●	our expectations relating to marketing and advertising expense;

●	the timing of our receipt and recognition of revenues and other payments;

●	our expectations about our trademarks and trade secrets;

●	our expectations relating to macroeconomic conditions;

●	our critical accounting policies and related estimates or changes in accounting practices;

●	liquidity and capital needs;

●	political, legislative, regulatory and legal challenges;

●	the merits or potential impact of any lawsuits filed against us or disputes we may be party to; and

●	other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to: our ability to successfully make and integrate acquisitions; the impact on our operations of public health crises, including of the current coronavirus outbreak; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.

The words “anticipate,” “assume,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “hope,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “project,” “seek,” “should,” “target,” or the negatives and variations of such words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and may appear in an accompanying prospectus supplement, including the documents incorporated or deemed to be incorporated by reference into this prospectus and an accompanying prospectus supplement, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not unduly rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. You are advised to consult any additional disclosures we have made or will make in reports to the SEC on Forms 10-K, 10-Q and 8-K.

Selling Stockholders

We may register securities covered by this prospectus to permit selling stockholders to resell their securities. We may register securities for resale by selling stockholders by filing a prospectus supplement with the Commission. The prospectus supplement would set forth information about the selling stockholder, including their name, the amount of their securities that will be registered and sold, their beneficial ownership of the securities and their relationship with us.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds from the sale of securities sold by us under this prospectus for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our securities sold by any selling stockholder. The prospectus supplement relating to an offering may contain a more detailed description of the use of proceeds of any specific offering of securities.

The Securities

We may from time to time offer under this prospectus, separately or together:

●	shares of common stock;

●	shares of preferred stock, which may be represented by depositary shares as described below;

●	unsecured senior, senior subordinated or subordinated debt securities; and

●	warrants to purchase shares of (1) common stock; (2) preferred stock; (3) depositary shares and (4) debt securities.

Description of Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 2,500,000 shares of preferred stock, par value $0.001 per share. Our board of directors may designate series of preferred stock, remove any series of preferred stock, establish or modify the number of shares to be included in each such series, and fix the designation, powers, preferences, rights, restrictions and limitations of the shares of each such series of preferred stock without any further vote or action by our stockholders. Any issuance of preferred stock could be used to discourage, delay or make more difficult a change in control.

As of June 4, 2021, our outstanding capital stock consisted of 73,329,755 shares of common stock. No shares of preferred stock were outstanding. All outstanding shares of common stock are validly issued, fully paid and non-assessable. No other shares of any class or series were issued and outstanding as of June 4, 2021. In addition, as of March 31, 2021, we had reserved (1) 2,733,950 shares of common stock issuable upon the exercise of stock options outstanding under our 2006 Incentive Stock Plan, as amended in July 2009 (the “2006 Plan”), and the 2015 Incentive Stock Plan (the “2015 Plan”), at a weighted average exercise price of $3.99 per share; and (2) 1,754,044 shares of our common stock reserved for issuance under our 2006 Plan and 2015 Plan. As of June 4, 2021, there were 50 holders of record of our common stock.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Convertibility

There are no conversion provisions applicable to the common stock.

Dividends

Each share of common stock is entitled to receive dividends if, as and when declared by the Board out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we may issue in the future.

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we may issue in the future, if any, of amounts to which they are preferentially entitled, the holders of common stock would be entitled to share ratably in the distribution of assets to the stockholders.

Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the common stock.

The rights and preferences of holders of common stock are subject to the rights of any series of preferred stock which we may issue in the future.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to provide for the issuance of shares of preferred stock, in one or more series, to establish the number of shares to be included in each series, to fix the designation, rights, preferences, privileges and restrictions of the shares of each series and to increase or decrease the number of shares of any series of preferred stock, all without any further vote or action by our stockholders.

The applicable prospectus supplement will specify as to each issuance of preferred stock:

●	the maximum number of shares;

●	the designation of the shares;

●	annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

●	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

●	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

●	the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

●	any preemption rights;

●	any restriction on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments;

●	the voting rights; and

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will represent an aggregate number of shares equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

●	be registered in the name of a depositary or a nominee of the depositary identified in the applicable prospectus supplement;

●	be deposited with such depositary or nominee or a custodian for the depositary; and

●	bear a legend regarding any restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

Anti-takeover Effects of our Articles of Incorporation and Bylaws

Our articles of incorporation provide that our board of directors may provide further issuance of preferred stock, in one or more series, to establish the number of shares to be included in each series, to fix the designation, rights, preferences, privileges and restrictions of the shares of each series and to increase or decrease the number of shares of any series of preferred stock, all without any further vote or action by our stockholders. The existence of authorized but unissued and unreserved preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Our articles of incorporation and bylaws do not provide for cumulative voting. Additionally, our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. A combination of our cumulative voting policy and the advance notice procedures make it more difficult to effect a change in the composition of our board of directors.

Anti-takeover Effects of Nevada Law

Limitations on Stockholder Action by Written Consent

Nevada law permits stockholder action by written consent unless the corporation’s articles of incorporation or bylaws provide otherwise. Pursuant to Section 78.320 of the Nevada Revised Statutes (“NRS”), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, if a written consent to such action is signed by the holders of outstanding stock having at least a majority of the voting power of all classes entitled to vote, or such different proportion that would be required for such an action at a meeting of the stockholders. Our articles of incorporation, however, provide that stockholder action by written consent is permitted.

Amendment of Articles of Incorporation or Bylaws

Our articles of incorporation may be amended as provided by Nevada law which requires a resolution of the board of directors to propose an amendment to a corporation’s articles of incorporation and that the amendment must be approved by the affirmative vote of a majority of the voting power of all classes entitled to vote, as well as a majority of any class adversely affected.

Nevada law provides that the corporation’s bylaws, including any bylaws adopted by its stockholders, may be amended by the board of directors and that the power to adopt, amend or repeal the bylaws may be granted exclusively to the directors in the corporation’s articles of incorporation. Our bylaws provide that they may be altered, amended or repealed by action of our board of directors at a meeting at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting. Under Nevada law, our stockholders may also adopt, amend or repeal the bylaws.

Business Combinations

We have opted out of the “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS in our articles of incorporation.

The Nevada business combination statute, should we opt in at some point in the future, generally prohibits a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction was approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors, if within two years after the date in which the person became an interested stockholder, and is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:

●	the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, less certain dividends paid or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

●	the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

Control Share Acquisitions

We have opted out of the “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, in our articles of incorporation.

The Nevada control share statute, should we opt back in at some point in the future, applies to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the tenth (10th) day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Even if a Nevada corporation has not opted out of the control share statute prior to an acquisition of control shares, Nevada law provides that it may out of the control share statute by amending our articles of incorporation or bylaws within 10 days of the acquisition.

Limitations on Liability and Indemnification of Officers and Directors

Our articles of incorporation eliminate the liability of our officers and directors to the fullest extent permitted by Nevada law, provided that such article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the unlawful payment of dividends. Nevada law generally provides that our directors and officers will not be individually liable to us, our stockholders or our creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (a) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (b) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.

Our articles of incorporation also provide for indemnification for our directors and officers to the fullest extent legally permissible under Nevada law. We have entered into indemnification agreements with each of our directors that may be, in some cases, broader than the specific indemnification provisions contained under Nevada law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover any damages against a director for breach of fiduciary duties as a director, because a director will not be individually liable for acts or omissions, except where the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law, and the presumption that the director or officer acted in good faith, on an informed basis, and with a view to the interests of the corporation, has been rebutted.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The foregoing provisions of our articles of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Transfer Agent

The transfer agent and registrar for our common stock is Direct Transfer LLC.

Description of Debt Securities

The debt securities will be our unsecured direct obligations. The debt securities may be senior or subordinated indebtedness. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indenture and the debt securities to be issued under any indenture are summaries of certain anticipated provisions of the indentures, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures and the debt securities.

General

We have filed with the registration statement of which this prospectus is a part a form of indenture relating to our senior securities and a form of indenture relating to our senior subordinated securities and subordinated securities. Our senior debt securities will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated, including but not limited to our Senior Notes. While such senior debt securities rank equally and ratably with our other indebtedness that is not subordinated, it is effectively junior to secured debt or debt on the level of our subsidiaries. If we issue subordinated debt securities, they will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other subordinated indebtedness. They may, however, also be subordinated in right of payment to senior subordinated securities. See “—Subordination.” We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

●	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

●	the aggregate principal amount of the securities;

●	the percentage of the principal amount at which we will issue the debt securities if other than the principal amount of the debt securities;

●	the rights evidenced by the securities;

●	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

●	the stated maturity date;

●	any fixed or variable interest rate or rates per annum;

●	the date from which interest may accrue and any interest payment dates;

●	any sinking fund requirements;

●	any retirement provisions;

●	any provisions for redemption, including the redemption price and any remarketing arrangements;

●	any provisions with respect to the kind and priority of liens securing the securities;

●	any provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or maintenance reserves;

●	provisions restricting the incurrence of additional debt or the issuance of additional securities;

●	provisions related to the modification of the terms of the security of the rights of stockholders;

●	any provisions regarding a trustee;

●	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

●	the events of default and covenants of such securities, to the extent, different from or in addition to those described in this prospectus;

●	whether we will issue the debt securities in certificated and/or book-entry form;

●	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

●	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

●	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

●	whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment; and

●	the subordination provisions, if any, relating to the debt securities.

We may issue debt securities at less than the principal amount payable upon maturity (we refer to these securities as “original issue discount securities”). If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest on and principal of and premium, if any, on any debt securities at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

●	to the person in whose name the debt security is registered at the close of business on a special record date to be fixed by the applicable trustee; or

●	in any other lawful manner, all as more completely described in the applicable indenture.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

●	If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

●	The merger, sale of assets or other transaction must not cause a default on the debt securities. In addition, we must not already be in default, unless the merger or other transaction would cure the default. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

●	Any other condition described in the applicable prospectus supplement.

Events of Default and Related Matters

Events of Default

The term “event of default” means any of the following:

●	We do not pay the principal or any premium on a debt security on its due date.

●	We do not pay interest on a debt security within 30 days of its due date.

●	We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of 25% of the principal amount of debt securities of the affected series may send the notice.

●	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

●	Any other event of default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs

If an event of default has occurred and has not been cured, the trustee or the holders of a significant portion in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is known as an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	You must give the trustee written notice that an event of default has occurred and remains uncured.

●	The holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

●	The trustee must have not taken action for 60 days after receipt of the above notices and offer of indemnity. However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

We will set forth in the applicable prospectus supplement the terms and conditions upon which we can make changes to an indenture or the debt securities. There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Unanimous Approval

First, there are changes we cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

●	change the stated maturity of the principal or interest on a debt security;

●	reduce any amounts due on a debt security;

●	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

●	change the place or currency of payment on a debt security; and

●	impair your right to sue for payment.

Changes Requiring a Majority Vote

The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described under “—Changes Requiring Unanimous Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance

We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

●	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

●	The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

●	We must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

●	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

●	We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

●	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

●	any subordination provisions; and

●	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

●	the indebtedness ranking senior to the debt securities being offered;

●	the restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

●	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

●	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

Description of Depositary Shares

General

The description shown below and in any applicable prospectus supplement of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the Commission at or before the time of the offering of the applicable series of preferred stock. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. These receipts are known as depositary shares. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

Upon surrender of depositary receipts by a holder of depositary shares at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, the holder of depositary shares is entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

A depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

No distributions will be made on any depositary shares that represent preferred stock converted or exchanged. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares. All distributions are subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Fractional shares of preferred stock will not be issued. If the depositary shares which you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit that preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series held by the depositary. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock so redeemed. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.

Liquidation Preference

In the event of our liquidation, whether voluntary or involuntary, the holders of each depositary share would be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

●	all depositary shares outstanding shall have been redeemed;

●	there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution shall have been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

●	each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that are received by it with respect to the related preferred stock.

Neither a depositary nor we will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing their duties in good faith and without gross negligence or wilful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

Description of Warrants

We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of ours in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which warrants will be issued;

●	the designation, terms and number of securities purchasable upon exercise of warrants;

●	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

●	the date, if any, on and after which warrants and the related securities will be separately transferable;

●	the price at which each security purchasable upon exercise of warrants may be purchased;

●	any provisions for changes to or adjustments in the exercise price;

●	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

●	the minimum or maximum amount of warrants which may be exercised at any one time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Plan of Distribution

We and/or the selling stockholders may sell the securities covered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

●	through underwriters or dealers;

●	directly to one or more purchasers, including to a limited number of institutional purchasers;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through agents; or

●	through a combination of any of these methods of sale.

We may offer and sell the securities directly to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate or through dealers or agents. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price and the proceeds, if any, we will receive from the sale;

●	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation; and

●	the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

If we are offering shares of our common stock, we may permit those selling stockholders named in any prospectus supplement to participate in the offering. If any selling stockholders are participating in an offering, the prospectus supplement will also include the following:

●	the name or names of the selling stockholders;

●	the amount of shares to be sold by each selling stockholder and the proceeds from such sales; and

●	any additional terms, including lock-up provisions, that may be placed on the participating selling stockholders in connection with their sale of securities in the offering.

If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include stabilization transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any selling stockholder nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any selling stockholder nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may be entitled, under agreements entered into with us and any selling stockholders, to indemnification by us and any selling stockholders against some liabilities, including liabilities under the Securities Act.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

Unless otherwise indicated in the applicable prospectus supplement, each series of offered securities will be a new issue of securities for which, other than the common stock which is listed on the Nasdaq Global Select Market, there currently is no market. Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Greenberg Traurig, P.A, Miami, Florida.

Experts

The consolidated financial statements of Celsius Holdings, Inc. and Subsidiaries appearing in Celsius Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020, have been audited by Assurance Dimensions, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information; Incorporation by Reference

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the Commission’s website at www.sec.gov. The information contained on the Commission’s website is expressly not incorporated by reference into this prospectus.

We are “incorporating by reference” into this prospectus specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the Commission will automatically update and supersede this information. This prospectus is part of a registration statement filed with the Commission.

We incorporate into this prospectus the following documents that we have previously filed with the Commission (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the Commission’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

Commission Filing (File No. 001-34611)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2020, filed with the Commission on May 13, 2021
Quarterly Reports on Form 10-Q	Three Months Ended March 31, 2021, filed with the Commission on May 13, 2021
Current Reports on Form 8-K (other than information furnished)	Filed with the Commission on January 8, 2021, February 10, 2021, February 24, 2021, June 3, 2021 and June 7, 2021
Information in our Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019	Filed with the Commission on June 15, 2020

We are also incorporating by reference all additional documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the Commission’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 of Form 8-K related thereto.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:

Celsius Holdings, Inc.

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

Phone: (561) 276-2239

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

Our Commission filings, along with information relating to us and our business is also available on our website at www.celsius.com. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this prospectus and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

12,430,345 Shares

Common Stock

PROSPECTUS SUPPLEMENT

January 7, 2022